UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 12, 2005

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 1-11775

TIMCO AVIATION SERVICES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0665658
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)

623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)

(336) 668-4410 (x8010)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation

On April 12, 2005, the Company obtained financing from Monroe Capital Advisors LLC (“Monroe Capital”). As part of the new financing:

•	Monroe Capital acquired the $8 million term loan previously made to the Company by Hilco Capital LP;

•	Monroe Capital provided the Company with a new $7 million term loan, the proceeds of which will be used for working capital, and

•	Monroe Capital provided the Company with a $3 million capital expenditures line of credit.

The original $8 million term loan due to Hilco Capital (and assigned to Monroe Capital as part of this financing) and the new $7 million term loan facility (collectively the “Term Loans”) mature on December 31, 2007. The Term Loans bear cash interest at the per annum rate of LIBOR (which for purposes of the Term Loans shall never be lower than 2.25%) plus 6% and PIK interest at the rate of 2% per annum.

Additionally, Monroe Capital made available to the Company a $3 million delayed draw down term loan to be used for capital expenditures (the “CAPX Loan” and together with the Term Loans the “Monroe Capital Loans”). The CAPX Loan bears cash interest at the per annum rate of LIBOR (which for purposes of this loan shall never be lower than 2.25% nor greater than 5%) plus 6% and PIK interest at the rate of 1% per annum, and is payable in monthly installments (as set forth in the agreement relating to the Monroe Capital Loans), with the balance due on December 31, 2007.

The agreement relating to the Monroe Capital Loans contain certain financial covenants regarding the Company’s financial performance and certain other covenants, including limitations on the incurrence of additional debt, and provide for the termination of the Monroe Capital Loans and the repayment of all debt in the event of a “change in control,” as defined in the agreement relating to the Monroe Capital Loans. In addition, an event of default under the Company’s CIT Group Credit Facility (described in the Company’s Annual Report on Form 10-K for 2004) will also result in a default under the Monroe Capital Loans.

Borrowings under the Monroe Capital Loans are secured by: (i) a first lien on the assets that the Company acquires or refinances with the CAPX Loan, and (ii) a second lien on substantially all of the Company’s other assets.

Additionally, the Company made conforming changes to its loan documents relating to the CIT Group Credit Facility to facilitate the Monroe Capital Loans.

Copies of the agreements with respect to the Monroe Capital Loans are attached to this Form 8-K as Exhibits 10.1 to 10.4 and the descriptions above are qualified in their entirety by reference to such agreements.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1

Amended and Restated Financing Agreement between Monroe Capital Advisors, LLC, as Lender, TIMCO Aviation Services, Inc., Aircraft Interior Design, Inc., Brice Manufacturing Company, Inc., TIMCO Engine Center, Inc., TIMCO Engineered Systems, Inc. and Triad International Maintenance Corporation, as borrowers, dated as of April 8, 2005

10.2

Amendment No. 2 to Financing Agreement between The CIT Group/Business Credit, Inc., as agent, The CIT/Business Credit, Inc. and Wells Fargo Foothill, LLC, as lenders and TIMCO Aviation Services, Inc., Aircraft Interior Design, Inc., Brice Manufacturing Company, Inc., TIMCO Engine Center, Inc., TIMCO Engineered Systems, Inc. and Triad International Maintenance Corporation, as borrowers, dated as of April 8, 2005

10.3	First Amendment to Intercreditor Agreement, dated as of April 8, 2005, between The CIT Group/Business Credit, Inc. and Monroe Capital Advisors, LLC.

10.4	Ratification of Subordination Agreement, dated April 8, 2005 by LJH, Ltd. in favor of The CIT Group/Business Credit, Inc. and Monroe Capital Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO Aviation Services, Inc.

By:   /s/ Roy T. Rimmer, Jr.

Chairman and Chief Executive Officer

Dated: April 15, 2005

Index to Exhibits

Exhibit Number	Description of Exhibit

10.1

Amended and Restated Financing Agreement between Monroe Capital Advisors, LLC, as Lender, TIMCO Aviation Services, Inc., Aircraft Interior Design, Inc., Brice Manufacturing Company, Inc., TIMCO Engine Center, Inc., TIMCO Engineered Systems, Inc. and Triad International Maintenance Corporation, as borrowers, dated as of April 8, 2005

10.2

Amendment No. 2 to Financing Agreement between The CIT Group/Business Credit, Inc., as agent, The CIT/Business Credit, Inc. and Wells Fargo Foothill, LLC, as lenders and TIMCO Aviation Services, Inc., Aircraft Interior Design, Inc., Brice Manufacturing Company, Inc., TIMCO Engine Center, Inc., TIMCO Engineered Systems, Inc. and Triad International Maintenance Corporation, as borrowers, dated as of April 8, 2005

10.3	First Amendment to Intercreditor Agreement, dated as of April 8, 2005, between The CIT Group/Business Credit, Inc. and Monroe Capital Advisors, LLC.

10.4	Ratification of Subordination Agreement, dated April 8, 2005 by LJH, Ltd. in favor of The CIT Group/Business Credit, Inc. and Monroe Capital Advisors, LLC.